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EXHIBIT 99.(a)(3)

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Welcome to the EquiServe Online Election Wizard!

CSG Systems International, Inc. Offer to Exchange

Just follow a few simple steps to complete the secure online election process:

Authentication:	Login using your Control Number
Election:	Review the election choices and submit your election
Confirmation:	Review and confirm your election

Please have your printed Election Form available before you proceed. If you have not already done so, please stop and carefully review the CSG Systems International, Inc. "Offer to Exchange Shares of Restricted Stock for Certain Outstanding Stock Options Having an Exercise Price of $17.50 or More" dated November 18, 2003 (the "Offer to Exchange") and your printed Election Form, which are the legal documents governing your election. To get started, enter the requested information below and click "Continue".

Step 1: Authentication

Enter the Control Number as it appears on your printed [                        ] Election Form

Enter the last 4 digits of your U.S. social security number [                        ] (SSN)

CONTINUE

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Step 2: Welcome

CONTINUE

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CSG Systems International, Inc. Offer to Exchange

Step 3: Election

I have received and read the Offer to Exchange from CSG Systems International, Inc. (the "Company") and accept its terms. I understand that if I exchange any of my Eligible Options, I must exchange all of my Eligible Options. I understand that if I exchange my Eligible Options for Restricted Stock, then I will receive fewer shares of Restricted Stock than the aggregate number of shares covered by my Eligible Options, in accordance with the exchange ratios set forth in the Offer to Exchange. If I elect to exchange my Eligible Options for Restricted Stock, then I understand that the Restricted Stock will be issued to me and become vested as set forth in the Offer to Exchange and prior to its vesting will be subject to cancellation and to restrictions on its transfer as set forth in the Offer to Exchange.

I acknowledge that the Restricted Stock will be subject to the terms and conditions of the Company's 2001 Stock Incentive Plan (or, if applicable, the Company's 1996 Stock Incentive Plan) and a Restricted Stock Award Agreement. If I elect to exchange my Eligible Options for Restricted Stock, then I understand that the Company will send to me a Restricted Stock Award Agreement (in the form of Attachment B to the Offer to Exchange with all blanks filled in) promptly after the expiration of the Offer, and I agree to sign such agreement and promptly return it to the Company as a further condition of my receipt of Restricted Stock.

I recognize that, under certain circumstances described in the Offer to Exchange, the Company may terminate or amend the Offer.

I have reviewed the list of my Options Eligible for Exchange which the Company provided to me with the Offer to Exchange and my printed Election Form, and I agree that such list sets forth all of my Eligible Options. I acknowledge that, if I elect to exchange my Eligible Options for Restricted Stock, by making such election I am surrendering for cancellation by the Company all of my Eligible Options and will have no further rights in any of my Eligible Options after the Company accepts my election and cancels my Eligible Options. I acknowledge that my election to exchange my Eligible Options for Restricted Stock is entirely voluntary. I acknowledge that the Company has advised me to consult with my own financial and tax advisors as to the consequences of making or not making such election. I understand that I will be unable to change my election after the expiration of the Offer.

By submitting this online election, I accept all of the terms and conditions of the Offer set forth in the Offer to Exchange. I understand that the Company will rely on my representations and acknowledgments set forth above, and I hereby certify to the Company that such representations and acknowledgments are true as to me.

I understand and agree that my completion of the election process using this online system has the same legal effect as my signing and submitting my printed Election Form.

I elect to exchange all of my Eligible Options for shares of Restricted Stock upon the terms and conditions set forth in the Offer to Exchange. YES ☐    NO ☐

To submit your election please click "Submit". (Note: Your election will not be effective until you click "Submit".) [SUBMIT]

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Control Number:

Confirmation Number:

Date:

CSG Systems International, Inc. Offer to Exchange

Step 3 (continued): Confirmation of your election

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        Your election was recorded by EquiServe as follows:

I elect to exchange all of my Eligible Options for shares of Restricted Stock upon the terms and conditions set forth in the Offer to Exchange. YES ☐    NO ☐

        Please print a copy for your records. To change your election click "Back".

        If you are satisfied with your election choice shown above, click "Finish" to exit to EquiServe Homepage.

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  EXHIBIT 99.(a)(3)